UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

____________________

Date of Report (Date of earliest event reported):       September 27, 2007

ASCENDIA BRANDS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	033-25900 (Commission File Number)	75-2228820 (IRS Employer Identification No.)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619

(Address of Principal Executive Offices)

609-219-0930

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

By letter dated September 27, 2007, the American Stock Exchange (“Amex”) notified the Registrant that the Registrant is not in compliance with the Amex’s continued listing standards because the amount of its shareholders’ equity is less than the amounts specified in Sections 1003(a)(i) and (ii) of the Amex Company Guide. In order to maintain its listing with the Amex, the Registrant is required to submit to the Amex, not later than October 29, 2007, a plan setting forth the measures that the Registrant is taking or intends to take to regain compliance with the standards specified in Sections 1003(a)(i) and (ii) of the Amex Company Guide. Provided that the Listings Qualifications Department of the Amex determines that the plan demonstrates reasonable ability to regain compliance within the periods specified in the plan, the Registrant will maintain its Amex listing during the plan period, subject to periodic reviews by the Listings Qualifications Department. The Registrant expects to submit a plan to Amex by the date specified.

Item 7.01  Regulation FD Disclosure

On September 28, 2007, the Registrant issued a press release stating that it has received a letter from the American Stock Exchange notifying the Company of the failure to comply with a continued listing standard. A copy of the press release is furnished and attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Exchange Act and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made by the Registrant under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Number	Description of Exhibit
99.1	Press Release dated September 28, 2007 (1)

____________________

(1)  Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2007	ASCENDIA BRANDS, INC.

By:	/s/ John D. Wille
John D. Wille
Chief Financial Officer